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                                                                   EXHIBIT 10.14

                                AMENDMENT NO.2

                                      TO

                            AMENDMENT AND RESTATED
               LA-MAN CORPORATION 1994 EMPLOYEE AND CONSULTANT
                      STOCK COMPENSATION PLAN, AS AMENDED

     This Amendment No.2 ("Amendment") to the La-Man Corporation Amended and Restated 1994 Employee and Consultant Stock Compensation Plan, as amended (the "Plan"), is deemed effective as of August 29, 1997.

1. DEFINITIONS. The Plan is hereby amended by changing all references to "Finance Committee" therein to "Compensation Committee." Except as otherwise defined herein, all capitalized terms used in this Amendment have the meanings ascribed to them in the Plan.

2. AMENDMENT OF ARTICLE VIII OF THE PLAN. Article VIII of the Plan is amended by adding at the end thereof the following:


     "Subject to the provisions of the applicable option agreement, including any provisions relating to vesting of an Option an optionee may exercise an Option, in whole or in part, only by written notice to the Company stating in such written notice the number of shares such optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. If after receipt of such information, the optionee desires to withdraw such notice of exercise, the optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares. In no event shall an Option be exercised after the expiration of its term. An optionee is under no obligation to exercise an Option or any part thereof.

     The consideration to be paid for shares to be issued upon exercise of an Option may consist in whole or in part of (a) cash, (b) check, or (c) other shares of Common Stock which (i) in the case of shares acquired upon exercise of an Option either have been owned by the optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value (as determined by the Board or the Compensation Committee) on the date of












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surrender equal to the aggregate exercise price of the shares as to which such
Option is exercised.

Provided the optionee has delivered proper notice of exercise and full payment of the exercise price the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares which the optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares, the Company may require such additional payments from the optionee or may, at its option, reduce the number of shares to be delivered to the optionee, as may be required to allow the Company to withhold any income taxes which the Company deems necessary to ensure the Company's compliance with federal or state income tax withholding requirements.

The holder of an Option may also, at any time prior to the exercise thereof, surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount equal to the difference between the then fair market value of the shares issuable upon the exercise of the Option or portion thereof surrendered and the option price payable upon the exercise of the Option or portion thereof surrendered (the "Spread"). Such rights: (a) will expire no later than the expiration of the underlying Option;
(b) may be for no more than 100% of the Spread; (c) will be transferrable only if and when the underlying Option is transferable, and under the same conditions; (d) shall be exercised only when the underlying Option is eligible to be exercised; and (e) may be exercised only when the Spread is positive, i.e., when the market price of the Common Stock subject to the Option exceeds the exercise price of the Option.

In the event that any holder of an outstanding Option no longer meets the definition of Eligible Participant as the result of disability (as defined in Section 22 (?)(3) of the Internal Revenue Code of 1986, as amended), then all Option exercise rights of such holder hereunder shall be exercisable by such holder at any time prior to the earlier of the applicable expiration date of
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such Option or twelve (12) months following the date of termination of employment or service due to disability.

In the event that any holder of an outstanding Option no longer meets the definition of Eligible Participant as the result of death, then all Option exercise rights of such holder hereunder shall be exercisable by the person or persons to whom such rights pass by will or by the laws of descent and

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     distribution, at any time prior to the earlier of (a) the applicable
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     expiration date of such Option or (b) six (6) months following the date of such holder's death (or such shorter period of time as may be provided in the option agreement pursuant to which such Option was granted). If a person or estate acquires the right to exercise an Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of the Option so acquired, and may require such consents and releases of taxing and other governmental authorities as the Company may deem advisable."

     Except as amended by this Amendment, all terms and provisions of the Plan shall remain in full force and effect.


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